Exhibit 99.2
Announces Transformational Global Hemodialysis Acquisition Investor Conference Call | November 3, 2026

Forward-Looking Statements This presentation and the related conference call contain forward-looking statements about Rockwell Medical within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the federal securities laws, which are subject to the safe harbor created by those section. Forward-looking statements include statements regarding the expected timing and completion of the acquisition of Vantive's hemodialysis business, its expected benefits, the financing of the acquisition, the revenue of the acquired business and the combined company, the earnout payments and the integration of the business. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the conditions to closing, including regulatory and foreign investment approvals in Italy, France and other jurisdictions, the completion of Vantive's pre-closing reorganization and separation from Baxter's information technology systems and the delivery of audited financial statements of the business, are not satisfied on a timely basis or at all; our substantially increased indebtedness and the restrictions under the term loans and convertible note; dilution from conversion of the convertible note; our ability to integrate a business several times our current size that operates principally outside the United States; our reliance on Vantive for transition services and supply; the carve-out nature of the business's financial statements; and the liabilities we will assume. Please note that these forward-looking statements reflect our opinions and expectations only as of today. Except as required by law, we specifically disclaim any obligation to update or revise these forward-looking statements in light of new information or future events. These and other factors that could cause actual results or outcomes to differ materially from those expressed in, or implied by, such forward-looking statements are discussed in greater detail in our Current Report on Form 8-K filed on November 3, 2026, our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent periodic reports filed with the U.S. Securities and Exchange Commission ("SEC"). Our reports filed with the SEC, along with today's press release and a replay of today's conference call and webcast can be found on Rockwell Medical's website under the 'Investors' section. Rockwell Medical, Inc. | NASDAQ: RMTI 2

TODAY'S ANNOUNCEMENT

Transaction Highlights

Rockwell Medical entered into an Equity and Asset Purchase Agreement with Vantive Limited to acquire Vantive's global hemodialysis ("HD") concentrates, HD machines including the AK-98, water treatment systems, and related consumables and technical services business.

Projected Annual Revenue	State-of-the-Art Manufacturing Campus	Expected Closing
$400M–$450M	1M SqFt	Mid-2027

Pro forma figures based on current assumptions including operational performance, foreign exchange rates, market conditions and successful integration. Closing is subject to receipt of required regulatory approvals and satisfaction or waiver of the other closing conditions set forth in the Agreement.

Rockwell Medical, Inc. | NASDAQ: RMTI

3

S TR A T EG Y Rockwell Medical’s Long-Term Vision Transform from a U.S.-based HD concentrates company into a vertically integrated, global HD platform PHASE I Sustainable Profitability Refocused the Company on core expertise in manufacturing and distributing HD products to stabilize and sustain cash-generating business. ✓ COMPLETED 2H 2024 PHASE II Scale the platform Build a broader global portfolio of renal care products that enhances our manufacturing and distribution infrastructure and expands our global customer base. EXPECTED TO BE ACCELERATED BY ACQUISITION PHASE III Innovate Move into more innovative therapies in renal care and become a leading global renal care company. Rockwell Medical, Inc. | NASDAQ: RMTI 4

STRATEGIC RATIONALE

Why This Transaction Is Transformative

From a primarily U.S.-based hemodialysis concentrates business into a vertically integrated, globally-scaled HD platform.

Broader HD portfolio

Adds dry concentrate cartridges, additional concentrates formulations, HD machines including AK-98, related parts and consumables, water treatment systems including CWP 100 and CWP 800, and global technical services team.

Global operating platform

Manufacturing campus in Medolla, Italy, complementary products, customer relationships, distribution capabilities and technical expertise that would take years to replicate organically.

More durable recurring revenue

The acquired HD machine installed base of ~100,000 machines creates ongoing demand for related consumables, replacement parts, technical services and other aftermarket support.



MEDOLLA, ITALY

Mirandola Biomedical District,
3rd largest medtech region in the world

Rockwell Medical, Inc. | NASDAQ: RMTI

5

F IN A N C I A L T E R M S Consideration and Financing Base purchase price $125 million aggregate, subject to customary adjustments, composed of: • Tranche A term loan* $50 million seller-financed; six-year term; SOFR + 550 bps, increasing 75 bps per year • Tranche B term loan* $50 million seller-financed; six-year term; SOFR + 700 bps, increasing 75 bps per year • Convertible note $25 million; initial conversion price at a 100% premium to the 15-day VWAP of our common stock Contingent consideration Up to $45 million based on specified revenue and EBITDA milestones, paid out over several years * No prepayment penalties on either note Rockwell Medical, Inc. | NASDAQ: RMTI 6

P A T H TO C L O S E What Happens Next Focused on integration Continuity by design Transition services and master services agreements will support employees, customers, systems, processes, manufacturing, product registrations and distribution. We will work in partnership with the Vantive team to build and successfully execute an integration plan and ensure a seamless transition and continuity of supply at close and beyond. Positioned for growth A stronger, more scalable global renal care platform: broader portfolio, greater international reach, and positioned for growth and innovation. Rockwell Medical, Inc. | NASDAQ: RMTI 6

Questions? Rockwell Medical, Inc. | NASDAQ: RMTI